Exhibit 24
DIRECTORS AND OFFICERS
POWER OF ATTORNEY
Jo-Ann Stores, Inc. intends to file with the Securities and Exchange Commission (the “Commission”) post-effective amendments (the “Amendments”) to the following registration statements (collectively, the “Registration Statements”):
▪	Form S-8 (Registration Statement No. 033-60177) filed with the Commission on June 12, 1995 and registering securities to be issued under the 1994 Executive Incentive Plan;

▪	Form S-8 (Registration Statement No. 333-10093) filed with the Commission on August 13, 1996 and registering securities to be issued under the 1994 Executive Incentive Plan;

▪	Form S-8 (Registration Statement No. 033-60179) filed with the Commission on June 12, 1995 and registering securities to be issued under the 1990 Employees Stock Option and Stock Appreciation Rights Plan; and

▪	Form S-8 (Registration Statement No. 333-10087) filed with the Commission on August 13, 1996 and registering securities to be issued under the 1990 Employees Stock Option and Stock Appreciation Rights Plan,
for the purpose of deregistering securities registered, but not issued, under the Registration Statements.
Each of the persons signing his or her name below confirms, as of the date appearing opposite his or her signature, that David Goldston and James Kerr, and each of them as an agent with full power of substitution and resubstitution, are authorized on his or her behalf to sign and to file with the Commission the Amendments, any and all exhibits thereto, and any and all further amendments and supplements to the Registration Statements or the Amendments. The authority confirmed herein shall remain in effect as to the person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.
[signatures follow on the next page]

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Name	Title	Date

/s/ Darrell Webb Darrell Webb	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 4, 2009

/s/ James Kerr James Kerr	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2009

/s/ Scott Cowen	Director	March 4, 2009
Scott Cowen

/s/ Joseph DePinto	Director	March 4, 2009
Joseph DePinto

/s/ Ira Gumberg	Director	March 4, 2009
Ira Gumberg

/s/ Patricia Morrison	Director	March 4, 2009
Patricia Morrison

/s/ Frank Newman	Director	March 4, 2009
Frank Newman

/s/ David Perdue	Director	March 4, 2009
David Perdue

/s/ Beryl Raff	Director	March 4, 2009
Beryl Raff

/s/ Alan Rosskamm Alan Rosskamm	Director	March 4, 2009

/s/ Tracey Travis Tracey Travis	Director	March 4, 2009